UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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Tenet Healthcare Corporation

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The investor presentation provided herein (the “Presentation Materials”) may be provided to stockholders of Tenet Healthcare Corporation (the “Company”). The information contained in the Presentation Materials is summary information that should be considered in the context of the Company’s filings with the Securities and Exchange Commission and other public announcements that the Company may make by press release or otherwise from time to time. The Presentation Materials speak only as of its date. While the Company may elect to update the Presentation Materials in the future or reflect events and circumstances occurring or existing after its date, the Company specifically disclaims any obligation to do so.

Investor Presentation February 21, 2018

FORWARD-LOOKING STATEMENTS This presentation contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2016, Form 10-Q for the quarterly period ended September 30, 2017 and other filings with the Securities and Exchange Commission. ADDITIONAL INFORMATION AND WHERE TO FIND IT The Company intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the Company's 2018 Annual Meeting of Shareholders. THE COMPANY'S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Company's shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC's website at www.sec.gov. Copies will also be available free of charge at the Company's website at www.tenethealth.com. CERTAIN INFORMATION REGARDING PARTICIPANTS The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company's shareholders in connection with the matters to be considered at the Company's 2018 Annual Meeting of Shareholders. Information about the Company's directors and executive officers is available in the Company's proxy statement filed with the SEC on March 24, 2017 with respect to the Company's 2017 Annual Meeting of Shareholders and, with respect to directors and executive officers appointed following such date, in certain of the Company's Current Reports on Form 8-K filed with the SEC subsequent to the date of such proxy statement. To the extent holdings of the Company's securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company's 2018 Annual Meeting of Shareholders. NON-GAAP FINANCIAL INFORMATION We believe that the non-GAAP measures included herein are useful because they present additional information on our financial performance. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in our financial statements, they do not provide a complete measure of our financial performance. Accordingly, recipients are encouraged to use GAAP measures when evaluating our financial performance.

Tenet has a history of robust engagement with shareholders, which has historically included participation by independent directors to ensure that shareholders have a voice in our Boardroom Tenet has been highly responsive to feedback received from shareholders, including Glenview, and has taken substantial steps to enhance its corporate governance and operations, including over the past few months: Recently appointed new CEO and Executive Chairman Increasing cost reduction initiatives to $250 million Initiating a strategic review, to explore the potential sale of Conifer Health Solutions Divesting non-core hospital assets Commencing a process to refresh the Board, including the appointment of three new independent Directors in 2017 In January 2018, when Glenview privately requested that Tenet amend its bylaws to allow shareholders to act by written consent, the Board took Glenview’s request under consideration, thoroughly evaluated the alternatives and implemented a special meeting right tailored to Tenet’s circumstances The Board is committed to maintaining an open dialogue and acting in the best interests of all shareholders, and especially, to offering all shareholders a fair mechanism for taking action outside of the annual meeting cycle Executive Summary

Robust Special Meeting Right On January 21, 2018, the Tenet Board approved amendments to the Company’s Bylaws to grant shareholders the right to call special meetings Shareholders representing at least a majority of outstanding shares can require Tenet to call a special meeting within 90 days Ownership threshold is appropriate in light of Tenet’s highly concentrated shareholder base Threshold is common: ~30% of S&P 1500 companies permitting shareholders to call special meetings use a majority threshold Special meeting right contains market standard terms including the ability to be used to affect Board membership Special meeting right offers shareholders a reasonable opportunity to raise issues of substantial importance without having to wait for the next annual meeting Special meeting provision prevents waste of company resources and assets on business that has been recently voted upon by shareholders or where another shareholder meeting is pending Special meeting right protects interests of all shareholders without favoring a single, dominant shareholder

By amending its bylaws to allow shareholders to call a special meeting, Tenet adopted the widely recognized, preferred channel for shareholders to conduct business outside of the annual meeting Special meetings provide all shareholders with a structured, transparent and equitable channel for making decisions and expressing their views The robust process, set timeline and specified date of a special meeting ensure an open and appropriate debate in which all shareholders can exchange views The special meeting process provides appropriate time for management and the Board to consider a proposal, issue its recommendation and share its views with shareholders Special Meetings are a Preferred Forum for Shareholder Action Tenet’s special meeting provision accomplishes virtually everything Glenview is seeking in its written consent proposal, and is more equitable and shareholder-friendly

By enabling a dominant shareholder to rapidly enact far reaching changes, Glenview’s written consent proposal is inferior to our Special Meeting right Glenview’s proposal would enable a small group of owners to enact significant change in as little as 15 days, with considerably less notice and process as compared to a special meeting Glenview’s proposal deprives shareholders of an open and transparent debate and disenfranchises shareholders that have not had an opportunity to fully vet the proposal Glenview’s proposal could prevent the Board from meaningfully considering and responding to a shareholder proposal and sharing its informed perspectives with shareholders Consecutive written consent processes could be initiated at any time, leading to year-round distraction Multiple shareholders could submit written consents simultaneously, some of which may be duplicative and contradictory, leading to confusion and inefficiency Glenview’s proposal creates uncertainty in Tenet’s dealings with outside parties and could undermine the Board’s ability to obtain the highest value for shareholders Glenview’s Written Consent Proposal Creates Uncertainty and Empowers a Dominant Shareholder Glenview’s written consent proposal empowers a dominant shareholder to circumvent the appropriate deliberation and debate that a special meeting entails

Prevalence of Special Meeting Right Emphasizes its Widespread Acceptance Source: FactSet. (1) Refers to Nevada corporations in the S&P 500 or S&P 1500, as applicable, that do not have a controlling shareholder and that provides shareholders the right to act by written consent at a level meaningfully below unanimity. Contrary to Glenview’s assertions, action by written consent is not common, and is even less common in Nevada (1) No comparable Nevada S&P 500 companies, and only 2 of 14 comparable Nevada S&P 1500 companies, have a meaningful written consent right

Tenet is on the Right Path Already Taking Action to Improve Tenet Replaced CEO: new CEO has extensive turnaround experience Significant cost savings program announced Ongoing portfolio review – including exploring sale of Conifer 1 Positioning Tenet for Future of Healthcare Focusing on attractive hospital markets where Tenet has scale Industry-leading ambulatory surgery segment Building a continuum of care solution 2 The Right Board for Tenet Tenet’s Board is comprised of a diverse, experienced and recently refreshed group of business leaders Committed to Board refreshment: 6 current Directors newly added since beginning of 2015 Strong Governance Practices Substantial shareholder rights, including annual election of Directors Recent establishment of special meeting right Regularly engaging shareholders and soliciting feedback 4 3

New CEO with extensive turnaround experience $250 million cost reduction program Exploring sale of Conifer Enhanced focus on quality of care Divestitures of non-core hospitals Actions We Have Taken A B C D E Already Taking Action to Improve Tenet 1

A New CEO With Extensive Turnaround Experience

1 Already Taking Action to Improve Tenet



Ronald A. Rittenmeyer
Executive Chairman & CEO

Named executive chairman of Tenet in August 2017 and CEO in October 2017

Served on Tenet's board since 2010, most recently as lead director

Selected Prior Turnaround Leadership Experience

	Time Frame	Selected Commentary
Millennium Health	2016-2017	• Appointed as Chairman and CEO after emergence from Chapter 11 bankruptcy • Responsible for guiding the next phase of responsible growth following Company's reorganization
Expert Global Solutions	2011-2014	• Brought NCO Financial Systems and APAC Customer Services together under Expert Global Solutions
Electronic Data Systems (EDS)	2005-2008	• Successfully sold Company to Hewlett-Packard for $13.9bn • Continued to lead EDS as a separate business unit following sale, joining Hewlett-Packard's executive council
Safety-Kleen Corp.	2001-2004	• Appointed as CEO while Company was operating under bankruptcy protection in 2001 • Led Company through Chapter 11 and into a successful reorganization by 2003 • Successfully sold Company's Chemical Services Division
AmeriServe Food Distribution	2000-2001	• Successfully restructured Company, allowing it to exit Chapter 11 bankruptcy less than one year following his appointment • Closed the sale of substantially all of the Company's U.S. operating assets to McLane
RailTex	1998-2000	• Successfully sold Company to RailAmerica

tenet HEALTH 9

$250 Million Cost Reduction Program B Rationalizing Headcount Elimination of approximately 2,000 positions Reducing corporate overhead by 20% compared to 2016 Eliminated regional management layer in hospital business Already Taking Action to Improve Tenet 1 Rationalizing Operations Consolidate and streamline Conifer operations Further streamlining of USPI Reduce duplication between USPI and hospital back office management Further standardize supply and purchased services spend across the enterprise Expect to realize $125 million in 2018 and exit 2018 with $250 million of run-rate savings

Very valuable asset, but not strategic to own it Realize value from a strong cash flow generating business Expiring Tenet hospital revenue cycle services contract in December 2018 will be renewed as part of the sale process Execute strong service level agreements (SLAs) to maintain excellence in cash collections with Conifer Continue close relationship to further innovate and create value even with a new owner As a Result of Strategic Review: Exploring Sale of Conifer C Already Taking Action to Improve Tenet 1

Many of our hospital key indicators are better than the national average Core measures 97.7% vs. national average of 92.5% Leapfrog hospital safety “GPA” of 3.19 vs. national average of 2.81 USPI surgical hospitals have strong performance on both HCAHPS and CMS Overall Quality Scores Of 20 hospitals, 12 are 5-Star for HCAHPS and eight are 4-Star Of the 10 hospitals with enough applicable data, eight are 5-Star and two are 4-Star for CMS Overall Quality Readmission rates and patient experience in Tenet hospitals are below the national average and our expectations Hospital wide 30-day readmission rate of 15.7% vs. national average of 15.4% HCAHPS Tenet average of 66.1% vs. national average of 71.7% (2Q’16 – 1Q’17) Our CMS Stars rating is 2.29 vs. national average of 3.15 – we are taking action now: New company-wide performance thresholds to earn eligibility for incentive compensation under the 2018 Incentive Plan coupled with investments in process improvement and education at local level All 1-Star hospitals receiving direct visit from CEO with local management team, nursing leadership and medical staff Enhanced Focus on Quality of Care D Already Taking Action to Improve Tenet 1

E

Divestitures of Non-Core Hospitals

1 Already Taking Action to Improve Tenet

Current divestiture program is expected to yield over $1B of proceeds, comprised of over $700M in cash and the elimination of approximately $300M(1) of capital lease debt

- Eight majority-owned and four minority-owned hospitals in the U.S. and nine facilities in the U.K. are targeted for divestment
- Closed on two (Hahnemann and St. Christopher's in Philadelphia) and have definitive agreements on two (MacNeal in the Chicago-area, and Des Peres in St. Louis) of the eight majority-owned hospitals in the U.S.
- Also announced definitive agreements on the divestiture of minority ownership positions in three Dallas and North Texas area hospitals – White Rock, Centennial and Lake Pointe – each of which were previously part of joint ventures with Baylor Scott & White
- These transactions are expected to be completed throughout 2018 and represent roughly two-thirds of the over $700M of cash proceeds that are anticipated from the divestiture program
- Trailing 12-month revenue of ~$1.8B and EBITDA of ~$70M through 9/30/17 with an average margin of ~4%
- Positive margin impact of ~100 bps once these divestitures are completed
- Collectively, these transactions are expected to increase the Company's NOL by up to ~$100M
- We currently project the Company's NOL will be ~$1.6 billion at 12/31/17, prior to the impact of the transactions outlined above

The Company continues to review its portfolio of businesses and assets

(1) The $300 million of capital lease debt was classified as "Liabilities held for sale" as of 9/30/2017.

tenet HEALTH 13

Leadership in Healthcare Delivery with Attractive Growth Opportunities Attractive market positions with a #1 or #2 market position in more than 70% of our hospital markets with increasing demand for healthcare services Hospital assets offer a strong value proposition relative to most local competitors Industry leading position in the fast-growing and still fragmented ambulatory care segment Successfully building a full continuum-of-care solution with the best direct and digital access points for consumers from primary care to intensive care Positioning Tenet for Future of Healthcare 2

Demographics and Patient Demand Remain Attractive Deeper focus on service line expansion, quality and patient experience Focusing on ambulatory expansion, with significant USPI investments in these markets Poised to reap the benefit of recently completed projects San Antonio – new orthopedic institute Delray Beach – new patient tower El Paso – new hospital Detroit – expanded pediatric services (new outpatient facility and new critical care tower) Surgery center acquisitions – seven in 2017 Surgery center denovos – five in 2017 Physician-owned hospital acquisition – one in 2017 Capital plans for 2018 aligned with these priorities Positioning Tenet for Future of Healthcare 2

Future Tenet One Tenet healthcare delivery business with the continuum of access points for consumers and purchasers Value based care provider with leadership in cost, quality, safety and service Innovator in extending the reach of Tenet via digital patient access, telemedicine, and call center coordination Best in class physician relationship management capabilities from the combination of USPI and Tenet Highest standard of compliance Stronger culture of accountability and decision making Positioning Tenet for Future of Healthcare 2

Enhancing Shareholder Value Active and immediate repositioning of the Company to yield higher margins and better free cash flow Strategic leadership in healthcare delivery, while maximizing asset value for shareholders in the non-strategic services business Reduce leverage well in advance of any significant debt that comes due, targeting 5.0x or less by end of 2019 Less complexity for investors and management Stronger culture of accountability and more agile in decision making Positioning Tenet for Future of Healthcare 2

Overview of Tenet's Board of Directors

3 The Right Board for Tenet

Tenet's Board is comprised of a diverse, experienced and recently refreshed group of business leaders

6 current Directors added since beginning of 2015

Average age: **67 yrs.**
Average tenure: **6 yrs.**

C = Chairman
L = Lead Independent Director
I = Independent Director

Ronald A. Rittenmeyer (71) — C



- Executive Chairman and CEO of Tenet Committees: Executive (Chair)
- Former Chairman and CEO of Millennium Health
- Other Public Boards: AIG, Quintiles IMS

Director since 2010

J. Robert Kerrey (74) — L



- Committees: NCG (Chair), QCE, Executive
- Managing Director of Allen & Company
- Former Governor & United States Senator (Nebraska)

Director since 2001

James L. Bierman (66) — I



- Committees: NCG, QCE
- Former President and CEO of Owens & Minor
- Previously EVP and CFO of Quintiles Transnational Corp.

Director since 2017

John P. Byrnes (60) — I



- Committees: Audit, NCG
- Former Chairman and CEO of Lincare Holdings
- Other Public Boards: Halyard Health

Director since 2016

Richard Fisher (68) — I



- Committees: Audit, Human Resources
- Former President and CEO of the Federal Reserve Bank of Dallas
- Other Public Boards: AT&T, PepsiCo

Director since 2017

Brenda J. Gaines (69) — I



- Committees: Audit (Chair), Human Resources, Executive
- Former President and CEO of Diners Club North America

Director since 2005

Karen M. Garrison (70) — I



- Committees: Audit, NCG
- Former President of Pitney Bowes Business Services
- Other Public Boards: Kaman Corporation, SP Plus Corporation

Director since 2005

Edward A. Kangas (73) — I



- Committees: Human Resources (Chair), QCE, Executive
- Former Chairman and CEO of Deloitte Touche
- Other Public Boards: Hovnanian Enterprises, Intelsat and United Technologies

Director since 2003

Richard Mark (63) — I



- Committees: NCG, QCE
- Chairman and President of Ameren Illinois Company

Director since 2017

Richard R. Pettingill (70) — I



- Committees: QCE (Chair), Human Resources, Executive
- Former President and CEO of Allina Hospitals and Clinics
- Other Public Boards: Accuray

Director since 2004

Tammy Romo (56) — I



- Committees: Audit, Human Resources
- EVP and CFO of Southwest Airlines
- Previously audit manager at Coopers & Lybrand

Director since 2015

Peter M. Wilver (59) — I



- Committees: Audit, Human Resources
- Former CFO of Thermo Fisher Scientific
- Other Public Boards: CIRCOR International, Evoqua Water Technologies

Director since 2016

(1) Board Committees: Audit, Human Resources, Nominating and Corporate Governance (NCG), Quality, Compliance & Ethics (QCE), Executive.

tenet HEALTH 18

Served as President and CEO of Owens & Minor, a leading distributor of medical and surgical supplies Prior to that, he served as EVP and CFO of Quintiles Transnational Corp. Earned his B.A. from Dickinson College and his MBA from Cornell University’s Johnson Graduate School of Management James L. Bierman (66) – Appointed in October 2017 Served as President and CEO of the Federal Reserve Bank of Dallas from 2005 until 2015 Previously, he was Vice Chairman of Kissinger McLarty Associates, a strategic advisory firm Currently serves as a Director on the Boards of AT&T and PepsiCo and as a senior advisor for Barclays Earned his B.A. in Economics from Harvard University and his MBA from Stanford University Richard Fisher (68) – Appointed in November 2017 Richard Mark (63) – Appointed in November 2017 Serves as Chairman and President of Ameren Illinois Company, which he joined in 2002 Prior to that, Richard spent 11 years at Ancilla Systems, the parent company of St. Mary’s Hospital, where he served a variety of roles including an 8-year tenure as CEO Earned his B.S. from Iowa State University and his M.S. from National Louis University Six Current Tenet Directors Added Since 2015, and 3 Added in 2017 Alone Contributes management, financial, and manufacturing experience in the healthcare industry Contributes public company board experience and expertise in the regulatory space Contributes extensive leadership experience and knowledge of the healthcare industry Commitment to Ongoing, Proactive Board Refreshment The Right Board for Tenet 3 Two additional Directors – Glenview employees – were added in 2016 and abruptly resigned in 2017

Overview of Tenet’s Board of Directors Tenet’s current Directors have significant depth and breadth of expertise in the areas most relevant to overseeing our business and strategy (1) Public Company CEO and Public Company Board excludes experience solely derived from Tenet. Experience or attribute Industry leaders with prior experience in Boardrooms bring unique perspectives and challenge status quo/management. Industry/public policy expertise required to effectively assess Tenet’s strategy/challenge management plan Key insights into developments within the Healthcare industry Ensures diversity of perspectives represented in Boardroom The Right Board for Tenet 3

Tenet Embraces Shareholder Feedback and Governance Best Practices Shareholder views informed our decision to allow shareholders to call a special meeting, enhance our Board composition and implement a robust Lead Director role Company rapidly responded to Glenview’s written consent request by adopting special meeting provision after careful consideration We regularly engage, solicit and respond to shareholder feedback Our special meeting right and ongoing shareholder outreach program offer year-round opportunities for shareholders to do just that We value the ability for shareholders to bring matters to the attention of the Company, the Board and other shareholders and take action Strong Governance Practices 4

Board proactively addressed concerns of a combined Chairman / CEO role by designating a Lead Independent Director, Robert “Bob” Kerrey Former governor and U.S. Senator from Nebraska, member of Governance and QCE Committees with extensive background in accounting, finance and public policy The Lead Independent Director role includes substantially identical duties and responsibilities to our former non-executive Chairman role, including: Chairing executive sessions of the Board Serving as the liaison between the independent directors and the Chairman Approving the information sent to the Board, including meeting agendas and schedules Representing the Board in meetings with investors, legislators, regulators and other government officials The Lead Independent Director, in conjunction with the Nominating and Corporate Governance Committee, also leads the Board’s annual self-evaluation and performance assessment process Annual election of Directors Majority vote standard and director resignation policy in uncontested elections No company imposed supermajority vote requirements Special meeting rights Highly engaged, majority independent Board Comprehensive self-evaluation and performance assessments for all directors Commitment to Board refreshment practices, including Committee Chair rotation Board members engage in meetings with shareholders Lead Independent Director with clearly defined role and robust responsibilities Governance Practices Support Independent Oversight Governance Practices The combination of a strong Lead Independent Director role, with a highly independent Board and regular Board refreshment, ensures strong independent oversight Lead Independent Director Role Shareholder Rights Board Composition And Practices Strong Governance Practices 4

Tenet has endeavored to maintain a constructive dialogue with Glenview over the course of Glenview’s investment in Tenet As part of this constructive dialogue, Tenet agreed to add two Glenview employees to its Board in January 2016, and further appointed two independent Directors proposed by Glenview in November 2016 While having Board representation, Glenview never suggested that Tenet permit action by written consent or add a right to call a special meeting and, in August 2017, the two Glenview employees abruptly resigned from the Board On January 18, 2018, Glenview privately requested that Tenet amend its bylaws to allow shareholders to act by written consent On January 21, after considering the pros and cons of action by written consent and the right of shareholders globally to call a special meeting, the Board amended Tenet’s bylaws to permit shareholders of a majority of outstanding common stock to call a special meeting On February 2, Glenview submitted a formal proposal, to be voted on at our 2018 annual meeting, to amend our bylaws to allow for action by written consent History of Engagement with Glenview

Glenview’s Written Consent Proposal Would Short Circuit Open Debate and Disenfranchise Many Shareholders Special meeting process affords appropriate time for transparent debate and deliberation Days Special Meeting Action by Written Consent 15 90 Consent could be submitted as soon as consent solicitation is mailed (potentially as few as 15 days after providing notice to the Company) Rushed and uninformed decision making Consecutive written consent processes could be initiated at any time, leading to year-round distraction

Glenview’s proposal to allow shareholders to act by written consent is opportunistic and not in the best interests of shareholders Tenet’s special meeting provision affords shareholders a structured, transparent and equitable channel for making decisions and expressing their views Glenview’s written consent proposal allows a dominant shareholder to take significant corporate actions without adequate debate among all shareholders Glenview’s criticisms of Tenet’s special meeting provision are unfounded and its arguments are misleading Tenet has been, and will continue to be, highly responsive to shareholders, including Glenview, and has taken substantial steps to enhance governance and operations Glenview’s Proposal is Not in the Best Interest of Tenet’s Shareholders